                                                                       EXHIBIT D

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                      FOR THE QUARTER ENDED MARCH 31, 2004
                                 (IN THOUSANDS)

                                                                                      NET        OTHER
                                              BEGINNING                             DEFERRED   CHANGES IN      ENDING
                                               BALANCE                             GAIN FROM     STOCK-       BALANCE
                                              DECEMBER                             CASH FLOW    ISSUANCES      MARCH
                                              31, 2003    NET INCOME   DIVIDENDS     HEDGES      OF STOCK     31, 2004
                                             ----------   ----------   ---------   ---------   -----------   ----------
SHAREHOLDERS' EQUITY
   Common stock                              $    3,063   $       --   $      --   $      --   $         8   $    3,071
   Additional paid-in capital                 2,868,416           --          --          --        14,001    2,882,417
   Unearned ESOP stock                           (2,842)          --          --          --         2,842           --
   Retained earnings (deficit)                 (700,033)      73,587     (30,566)         --            --     (657,012)
   Net deferred loss from cash flow hedges      (35,434)          --          --       9,451            --      (25,983)
   Benefits - minimum liability adjustment     (372,613)          --          --          --            --     (372,613)
                                             ----------   ----------   ---------   ---------   -----------   ----------
     TOTAL SHAREHOLDERS' EQUITY              $1,760,557   $   73,587   $ (30,566)  $   9,451   $    16,851   $1,829,880
                                             ==========   ==========   =========   =========   ===========   ==========

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                      FOR THE QUARTER ENDED MARCH 31, 2004
                                 (IN THOUSANDS)

                                             BEGINNING                                             ENDING
                                              BALANCE                      OTHER                  BALANCE
                                             DECEMBER                  COMPREHENSIVE               MARCH
                                              31, 2003    NET INCOME      INCOME        OTHER     31, 2004
                                             ----------   ----------   -------------   -------   ----------
STOCKHOLDER'S EQUITY
   Common stock                              $        1   $       --   $          --   $    --   $        1
   Paid-in Capital                            1,985,254           --              --        21    1,985,275
   Retained earnings                            173,682       74,191              --        --      247,873
   Accumulated other comprehensive income        34,528           --           5,386        --       39,914
                                             ----------   ----------   -------------   -------   ----------
     TOTAL STOCKHOLDER'S EQUITY              $2,193,465   $   74,191   $       5,386   $    21   $2,273,063
                                             ==========   ==========   =============   =======   ==========

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                      FOR THE QUARTER ENDED MARCH 31, 2004
                                 (IN THOUSANDS)

                                         BEGINNING                      ENDING
                                          BALANCE                      BALANCE
                                         DECEMBER                       MARCH
                                         31, 2003      NET INCOME      31, 2004
                                        ----------     ----------     ----------
MEMBER'S EQUITY
   Common Stock                         $        1     $       --     $        1
   Paid-in Capital                       2,190,111             --      2,190,111
   Retained earnings                       550,718          3,305        554,023
                                        ----------     ----------     ----------
     TOTAL MEMBER'S EQUITY              $2,740,830     $    3,305     $2,744,135
                                        ==========     ==========     ==========